UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 6, 2013

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-35293	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey	08054
(Address of Principal Executive Offices)	(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On February 6, 2013, the Special Committee of the Board of Directors of Central European Distribution Corporation (“CEDC”) sent a formal response to the notice received by CEDC from Roust Trading Ltd. (“RTL”) on January 29, 2013, that RTL is seeking to exercise its claimed put right under Section 8.13 of the Amended and Restated Securities Purchase Agreement dated July 9, 2012, by and between CEDC and RTL (the “Agreement”). CEDC asserts that the put right reflected in Section 8.13 of the Agreement (and all other provisions in the Agreement and all related agreements) has been terminated and may no longer be exercised by RTL.

CEDC and RTL subsequently entered into a forbearance agreement dated February 6, 2013, to the effect that neither party will pursue any further action in respect of the put right notice for a period to April 30, 2013, after which either party may assert any and all remedies available to it. This agreement is without prejudice to the claims or rights of either party and both parties have fully reserved their rights in this respect.

A copy of the response to RTL from the Special Committee of the CEDC Board of Directors is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Response to Roust Trading Ltd. from the Special Committee of the CEDC Board of Directors dated February 6, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Ryan Lee
Ryan Lee
Chief Financial Officer

Date: February 7, 2013